                                                                    EXHIBIT 99.1

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                         UNITED STATES BANKRUPTCY COURT
                        FOR THE WESTERN DISTRICT OF TEXAS
                                MIDLAND DIVISION



                                )
In re:                          )
                                )
COSTILLA ENERGY, INC.           )           Case No. 99-70653
                                )              Chapter 11
         Debtor.                )
                                )

        ---------------------------------------------------------------

                 DEBTOR'S PLAN OF REORGANIZATION (LIQUIDATION),
              RESTATED TO REFLECT ALL AMENDMENTS AND MODIFICATIONS
                            Dated: September 15, 2000
                                 Midland, Texas

        ---------------------------------------------------------------

Henry J. Kaim                                   Richard T. McMillan
Robert K. Lum                                   Dan G. LeRoy
SHEINFELD, MALEY & KAY, P.C.                    COTTON, BLEDSOE, TIGHE
1001 Fannin Street, Suite 3700                            & DAWSON
Houston, TX 77002                               500 W. Illinois, Suite 300
Telephone: (713) 658-8881                       Midland, Texas 79701-4337
Facsimile: (713) 658-9756                       Telephone: (915) 684-5782
                                                Facsimile: (915) 682-3672
Samuel M. Stricklin
SHEINFELD, MALEY & KAY, P.C.
1700 Pacific Avenue, Suite 4400
Dallas, TX 75201-4618
Telephone: (214) 953-0700
Facsimile: (214) 953-1189


                            ATTORNEYS FOR THE DEBTOR



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

                               TABLE OF CONTENTS

Article 1 - Definitions, Construction, and Interpretation

         1.1.     Definitions..........................................................................Page 1
         1.2.     Interpretation.......................................................................Page 7
         1.3.     Application of Definitions and Rules of Construction Contained
                  in the Bankruptcy Code...............................................................Page 7
         1.4.     Other Terms..........................................................................Page 7
         1.5.     Integration Clause...................................................................Page 7
         1.6.     Plan Documents.......................................................................Page 7

Article 2 - Classification of Claims and Equity Interests

         2.1.     Claims and Equity Interests Classified...............................................Page 7
         2.2.     Administrative Expenses and Priority Tax Claims......................................Page 7
         2.3.     Claims and Equity Interests..........................................................Page 8
         2.4.     Class 1: Any Allowed Bank Group Claim................................................Page 8
         2.5.     Class 2: Any Allowed Bankers Trust Swap Claim........................................Page 8
         2.6.     Class 3: Any Allowed Secured Claim of Dawson.........................................Page 8
         2.7.     Class 4: Any Other Allowed Secured Claims............................................Page 8
         2.8.     Class 5: Any Allowed Priority Non-tax Claims.........................................Page 8
         2.9.     Class 6: Any Allowed Administrative Convenience Claims...............................Page 8
         2.10.    Class 7: Any Allowed General Unsecured Claims,
                                    including Allowed Bond Claims......................................Page 8
         2.11.    Class 8:          Subordinated Claims, Penalty Claims, Securities Laws
                                    Claims and Disallowed Claims.......................................Page 8
         2.12.    Class 9: Equity Interests............................................................Page 8

Article 3 - Identification of Impaired Classes; Acceptance or Rejection of The Plan; Effect of
            Rejection by One or More Classes of Claims or Equity Interests

         3.1.     Impaired Classes of Claims and Equity Interests......................................Page 8
         3.2.     Impairment Controversies.............................................................Page 8
         3.3.     Classes Entitled to Vote.............................................................Page 8
         3.4.     Class Acceptance Requirement.........................................................Page 9
         3.5.     Cramdown.............................................................................Page 9

Article 4 - Provisions for Treatment of Claims And Equity Interests Under The Plan

         4.1.     Class 1 - The Allowed Bank Group Claim. .............................................Page 9
         4.2.     Class 2 - Any Allowed Bankers Trust Swap Claim.......................................Page 9
         4.3.     Class 3 - The Dawson Secured Claim. .................................................Page 10
         4.4.     Class 4 - Other Secured Claims.......................................................Page 10



                                   Plan Page i

         4.5.     Class 5 - Any Allowed Priority Non-tax Claims.......................................Page 10
         4.6.     Class 6 - Any Allowed Administrative Convenience Claims.............................Page 11
         4.7.     Class 7 - Any Allowed General Unsecured Claims, Including
                  Allowed Bond Claims.................................................................Page 11
         4.8.     Class 8 - Disallowed Claims, Subordinated Claims, Securities Laws Claims and
                  Penalty Claims......................................................................Page 11
         4.9.     Class 9-Equity Interests in Costilla Energy, Inc....................................Page 11

Article 5 - Provisions for Treatment of Unclassified Claims under The Plan

         5.1.     Treatment of Administrative Expenses................................................Page 11
         5.2.     Treatment of Priority Tax Claims....................................................Page 12

Article 6 - Creation of the Trust

         6.1.     Creation of Trust...................................................................Page 13
         6.2.     Funding of Res of Trust.............................................................Page 13
         6.3.     Name of Trust.......................................................................Page 14

Article 7 - Means for Implementation of the Plan

         7.1.     Vesting of Assets...................................................................Page 14
         7.2.     Corporate Authority.................................................................Page 14
         7.3.     Plan is Motion to Sell..............................................................Page 15
         7.4.     Trustee to Liquidate or Abandon All Assets and Distribute Proceeds..................Page 15
         7.5.     Control of Books and Records........................................................Page 15
         7.6.     Dissolution of Debtor...............................................................Page 16

Article 8 - The Trust And Committee

         8.1.     Loyalty of Committee................................................................Page 16
         8.2.     Committee Rules of Operation........................................................Page 16

Article 9 - Covenants of The Plan Trustee

         9.1.     Negative Covenants..................................................................Page 18
         9.2.     Positive Covenants..................................................................Page 18



                                  Plan Page ii

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
Article 10 - Trust Provisions

         10.1.    Plan Trustee's Powers.  ............................................................Page 19
         10.2.    Management of Trust's Estate........................................................Page 20
         10.3.    Maintenance of Records..............................................................Page 20
         10.4.    Trust Expenses......................................................................Page 21
         10.5.    Plan Trustee Compensation...........................................................Page 21
         10.6.    Limitation on Plan Trustee's Liability..............................................Page 21
         10.7.    Replacing the Trustee...............................................................Page 21
         10.8.    Duration of Trust...................................................................Page 21

Article 11 - Provisions Governing Distributions

         11.1.    Order of Distribution of Trust Cash.................................................Page 22
         11.2.    Timing of Distributions.............................................................Page 23
         11.3.    Distributions To Be Pro Rata Within Class...........................................Page 23
         11.4.    Federal Tax Identification Number...................................................Page 23
         11.5.    Special Provisions Regarding Bondholder Distributions...............................Page 23
         11.6     Means of Cash Payment...............................................................Page 25
         11.7.    Delivery of Distributions...........................................................Page 25
         11.8.    Time Bar to Cash Payments...........................................................Page 25
         11.9.    No Distributions Pending Allowance..................................................Page 26
         11.10.   Withholding of Distribution on Account of Contested Claims..........................Page 26
         11.11.   Distributions After Allowance.......................................................Page 26
         11.12.   Distributions After Disallowance....................................................Page 27
         11.13.   Exculpation and Immunity Regarding Distributions....................................Page 27

Article 12 - Procedures For Resolving And Treating Contested And Disputed Claims
               Under The Plan

         12.1.    Objection Deadline..................................................................Page 28
         12.2.    Prosecution of Objections...........................................................Page 28

Article 13- Provisions Governing Executory Contracts And Unexpired Leases Under The Plan

         13.1.    Leases..............................................................................Page 28
         13.2.    Bar to Rejection Damages............................................................Page 28



                                  Plan Page iii

Article 14 - Conditions Precedent to Effective Date

         14.1.    Conditions Precedent to Effective Date of the Plan..................................Page 29
         14.2.    Waiver of Conditions................................................................Page 29

Article 15 - Retention of Jurisdiction

         15.1.    Scope of Jurisdiction...............................................................Page 29
         15.2.    Failure of the Bankruptcy Court to Exercise Jurisdiction............................Page 30

Article 16 - Miscellaneous Provisions

         16.1.    Setoff and Other Rights.............................................................Page 30
         16.2.    Discharge...........................................................................Page 31
         16.3.    Injunctions.........................................................................Page 31
         16.4.    Responsible Party Injunction........................................................Page 32
         16.5.    Lawsuits............................................................................Page 32
         16.6.    Insurance...........................................................................Page 32
         16.7.    Release and Exculpation.............................................................Page 32
         16.8.    De Minimis Distributions............................................................Page 32
         16.9.    Payment of Statutory Fees...........................................................Page 32
         16.10.   Bankruptcy Restrictions.............................................................Page 33
         16.11.   Binding Effect......................................................................Page 33
         16.12.   Governing Law.......................................................................Page 33
         16.13.   Modification of Plan................................................................Page 33
         16.14.   Creditor Defaults...................................................................Page 34
         16.15.   Severability........................................................................Page 34
         16.16.   Closing the Case....................................................................Page 34


                                  Plan Page iv

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                  DEBTOR'S PLAN OF REORGANIZATION (LIQUIDATION)
              RESTATED TO REFLECT ALL AMENDMENTS AND MODIFICATIONS

         COSTILLA ENERGY, INC. (the "Debtor"), as debtor-in-possession in the above-referenced Chapter 11 Case, proposes the following Plan of Reorganization (Liquidation), Restated to Reflect All Amendments and Modifications, for the Debtor under chapter 11 of the Bankruptcy Code.

                                    ARTICLE 1

                  DEFINITIONS, CONSTRUCTION, AND INTERPRETATION

1.1.     Definitions.

      The capitalized terms used herein shall have the respective meanings set forth below:

         a. "Administrative Convenience Claim" shall mean any General Unsecured Claim in the amount of $5,000 or less, or any such Claim in excess of $5,000 that, by written election of the holder on its timely submitted Ballot, is reduced to $5,000. The Debtor may, but is not required to, accept late written elections.

         b. "Administrative Expense" shall mean any cost or expense of administration of the Chapter 11 Case incurred on or before the Effective Date entitled to priority under section 507(a)(1) and allowed under section 503(b) of the Bankruptcy Code, including all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under the Bankruptcy Code.

         c. "Allowed," when used with respect to any Claim, except for a Claim that is an Administrative Expense, shall mean (1) such Claim to the extent it is not a Contested Claim; (2) such Claim to the extent it may be set forth pursuant to any stipulation or agreement that has been approved by Final Order; or (3) a Contested Claim, proof of which was filed timely with the Bankruptcy Court and
(A) as to which no objection was filed by the Objection Deadline, unless such Claim is to be determined in a forum other than the Bankruptcy Court, in which case such Claim shall not become Allowed until determined by Final Order of such other forum and Allowed by Final Order of the Bankruptcy Court; or (B) as to which an objection was filed by the Objection Deadline, to the extent Allowed by Final Order.

         d. "Amended and Restated Credit Agreement" shall mean the amended and restated Credit Agreement between Costilla Energy, Inc. and the Bank Group, dated August 28, 1997, as amended.

         e. "Ballot" shall mean the Ballot to be used by creditors to cast their votes to accept or reject the Plan.

         f. "Balloting Agent" shall mean the person designated to receive Ballots by the Debtor as reflected on the face of the Ballot.

         g. "Bank Group" shall mean a syndicate of lenders comprised of Bankers Trust, Den Norske Bank A.S.A, Foothill Income Trust, L.P., and Wells Fargo Bank (Texas) N.A.


                                   Plan Page 1

         h. "Bank Group Claim" shall mean the aggregate of all Claims of any and all members of the Bank Group asserted in connection with the Amended and Restated Credit Agreement, except the Bankers Trust Swap Claim.

         i. "Bank Group Loan Documents" shall mean all documents representing or in any way pertaining to the indebtedness of the Debtor and/or liens of the Bank Group, Banks, or any lender or creditor including, without limitation, any promissory notes, loan agreements, deeds of trust, security agreements, financing statements, and other collateral documents (but excluding the Bankers Trust Documents).

         j. "Bankers Trust" shall mean Bankers Trust Company.

         k. "Bankers Trust Documents" shall mean all documents representing or in any way pertaining to the indebtedness of the Debtor and/or the liens of the Bankers Trust with respect to the Bankers Trust Swap Claim, including, without limitation, any promissory notes, loan agreements, deeds of trust, security agreements, financing statements, and other collateral documents.

         l. "Bankers Trust Swap Claim" shall mean the claim of Bankers Trust as separate and distinct from any other claim of Bankers Trust as agent or member of the Bank Group, arising from or related to the International Swap Dealers Association, Inc. (ISDA) Master Agreement, dated August 25, 1998, between Bankers Trust and Costilla Energy, Inc., and the confirmations confirming each transaction arising from or related to the ISDA.

         m. "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended, and codified at title 11 of the United States Code.

         n. "Bankruptcy Court" shall mean the Bankruptcy Court unit of the United States District Court for the Western District of Texas, Midland Division, or such other court having jurisdiction over the Chapter 11 Case.

         o. "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to section 2075 of title 28 of the United States Code.

         p. "Bar Date" shall mean the final date for the filing of proofs of Claims set by the Bankruptcy Court as January 24, 2000 (or, for governmental entities, March 1, 2000), or such other date as may apply to a particular Claim pursuant to a duly-entered order of the Bankruptcy Court.

         q. "Bonds" shall mean the debt instruments, known as the 10 1/4% Senior Notes Due 2006, issued by the Debtor pursuant to the Bond Indenture.

         r. "Bond Claim" shall mean any Claim asserted by the holders of Bonds or the Bond Indenture Trustee on behalf of the holders of the Bonds, issued in connection with the Bond Indenture.


                                   Plan Page 2

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         s. "Bond Indenture" shall mean the Indenture dated as of October 1,
1996 among and between Costilla Energy, Inc. and State Street Bank and Trust Company, as Trustee including any supplements and amendments.

         t. "Bond Indenture Trustee" shall mean the trustee of the Bonds, as provided within the Bond Indenture.

         u. "Broker/Dealer" shall mean a person who in the ordinary course of business owns or holds record ownership of Equity Interest(s) or Bonds on behalf of beneficial owners of such Equity Interest(s) or Bonds, including a stockbroker.

         v. "Business Day" shall mean any day on which commercial banks are open for business in Midland, Texas.

         w. "Cash" shall mean legal tender of the United States of America or Cash equivalents.

         x. "Chapter 11 Case" shall mean the case commenced under chapter 11 of the Bankruptcy Code by the Debtor on the Petition Date.

         y. "Claim" shall have the meaning set out in section 101 of the Bankruptcy Code.

         z. "Claimant" or "Creditor" shall mean the holder of a Claim.

         aa. "Collateral" shall mean any property of the Debtor subject to a valid and enforceable lien to secure the payment of a Claim.

         bb. "Confirmation Date" shall mean the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

         cc. "Confirmation Hearing" shall mean the hearing held by the Bankruptcy Court pursuant to Bankruptcy Code section 1128, scheduled for September 14, 2000 at 10:00 a.m. Central Savings Time, and as it may be continued from time to time, on confirmation of the Plan.

         dd. "Confirmation Order" shall mean the order of the Bankruptcy Court confirming the Plan.

         ee. "Contested," when used with respect to a Claim, shall mean a Claim against the Debtor (1) that is listed in the Debtor's Schedules as disputed, contingent or unliquidated regardless of whether a proof of claim has been filed or not; (2) that is listed in the Debtor's Schedules as undisputed, liquidated and not contingent and as to which a proof of Claim has been filed with the Bankruptcy Court, to the extent the proof of Claim amount exceeds the scheduled amount; (3) that is not listed in the Debtor's Schedules, but as to which a proof of Claim has been filed with the Bankruptcy Court; or (4) as to which an objection has been filed. Notwithstanding the foregoing, after the Objection Deadline, including any extensions thereto, only Claims to which an Objection has been filed shall be deemed Contested Claims with respect to claims for which a proof of claim has been filed.

         ff. "Contested Claims Escrow" shall mean an escrow account created by the Plan Trustee as described in Section 11.10 of the Plan.


                                   Plan Page 3

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         gg. "Committee" shall mean the Official Committee of Unsecured
Creditors appointed in the Chapter 11 Case and, after the Effective Date, the Committee created pursuant to Article 8 of the Plan.

         hh. "Court" shall mean the Bankruptcy Court.

         ii. "Dawson" shall mean Dawson Geophysical Company.

         jj. "Debtor" shall mean Costilla Energy, Inc.

         kk. "Directors and Officers Litigation" shall mean any cause of action that may be brought either directly or derivatively by the Debtor against any current or former officer or director of the Debtor based on any acts, omissions or errors that occurred prior to the Petition Date.

         ll. "Directors and Officers Litigation Trust" shall have the meaning set forth in section 6.1 of this Plan

         mm. "Disallowed," when used with respect to a Claim, shall mean a Claim that has been disallowed by Final Order.

         nn. "Effective Date" shall mean a Business Day selected by the Debtor after the first Business Day which is 10 days after the Confirmation Date on which (i) the Confirmation Order is not stayed and (ii) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in Article 14 of the Plan.

         oo. "Equity Interest" shall mean the interest represented by an "equity security," as defined in section 101 of the Bankruptcy Code, including all preferred and common stock in the Debtor.

         pp. "Fee Application" shall mean an application of a Professional Person under section 330 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Chapter 11 Cases.

         qq. "Fee Claim" shall mean a Claim under section 330 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Chapter 11 Cases.

         rr. "Final Order" shall mean (1) an order as to which the time to appeal, petition for certiorari or move for reargument, rehearing, reconsideration, new trial, or to alter or amend findings or judgment has expired and as to which no appeal, petition for certiorari or other proceedings for reargument, rehearing, reconsideration, new trial, or to alter or amend findings or judgment shall then be pending or (2) in the event that an appeal, writ of certiorari, reargument, rehearing, reconsideration, new trial, or motion to alter or amend findings or judgment thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied or from which reargument, rehearing, reconsideration, new trial, or motion to alter or amend findings or judgment was sought, and the time to take any further appeal, petition for certiorari or move for reargument, rehearing, reconsideration, new trial, or to alter or amend findings or judgment shall have expired; provided, however, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure may be filed with respect to such order.

         ss. "General Unsecured Claim" shall mean any Claim against a Debtor that is not a Priority Claim, Secured Claim, an Administrative Expense, Penalty Claim, Disallowed Claim, Securities Laws Claim, or Subordinated Claim.


                                   Plan Page 4
         tt. "Litigation Trustee" shall have the meaning set forth in section
6.1 of this Plan.

         uu. "Leases" shall mean all "leases" and "executory contracts" as such terms are used within Bankruptcy Code section 365 to which the Debtor was a party as of the Petition Date.

         vv. "Master Service List" shall mean that service list as created pursuant to that certain order entered on September 13, 1999.

         ww. "Objection Deadline" shall mean the date by which objections to Claims shall be filed with the Bankruptcy Court and served upon the respective holders of each of the Claims as provided in Section 12.1 of the Plan.

         xx. "Penalty Claims" shall mean Claims for penalties or punitive damages, including Claims denominated as "interest" which the Bankruptcy Court determines to be punitive in nature.

         yy. "Petition Date" shall mean September 3, 1999.

         zz. "Plan" or "Plan of Reorganization" shall mean this Plan of Reorganization (Liquidation), Restated to Reflect All Amendments and Modifications, either in its present form or as it may hereafter be altered, amended or modified from time to time.

         aaa. "Plan Documents" shall mean the documents that aid in effectuating the Plan as specifically identified as such herein or as attached as exhibits hereto, which will be substantially in the respective forms filed by the Debtor with the Bankruptcy Court prior to the conclusion of the Confirmation Hearing.

         bbb. "Plan Participants" shall mean the Debtor, Plan Trustee, the Committee, and members thereof and directors, officers, employees and advising professionals of all of the preceding, all as of and after the Confirmation Date.

         ccc. "Plan Trustee" shall mean that person designated by the Committee to serve as trustee of the Trust, as provided in Section 6.1 of the Plan.

         ddd. "Priority Claim" shall mean any Claim (other than an Administrative Expense) to the extent entitled to priority in payment under section 507(a) of the Bankruptcy Code.

         eee. "Priority Non-tax Claim" shall mean any Priority Claim accorded priority in right of payment under section 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

         fff. "Priority Tax Claim" shall mean a Priority Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

         ggg. "Professional Person" shall mean a person retained or to be compensated pursuant to section 327, 328, 330, 503(b) or 1103 of the Bankruptcy Code.

         hhh. "Pro Rata Share" shall mean the proportion that the amount of an Allowed Claim in a particular class of Claims bears to the aggregate amount of all Claims in such class of Claims, including Contested Claims, but not including Disallowed Claims.


                                   Plan Page 5

         iii. "Proponent" shall mean the Debtor.

         jjj. "Purchaser" shall mean Louis Dreyfus Natural Gas Corporation ("LDNG"), an Oklahoma corporation whose address is 14000 Quail Springs Parkway, Suite 600 Oklahoma City, Oklahoma, 73134 as purchaser of the assets of the Debtor under the Asset Purchase Agreement by and between the Costilla Energy, Inc, as seller and Louis Dreyfus Natural Gas Corp. as Buyer, entered into on April 20, 2000.

         kkk. "Representatives" shall mean any officer, director, financial advisor, attorney, law firm, accounting firm, financial advising firm, and other Professional Person.

         lll. "Schedules" shall mean the Schedules of assets and liabilities and the statements of financial affairs filed by the Debtor as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such Schedules and statements have been or may be supplemented or amended.

         mmm. "Secured Claim" shall mean a Claim secured by a lien on property of a Debtor, which lien is valid, perfected and enforceable under applicable law, is not subject to avoidance under the Bankruptcy Code or other applicable non-bankruptcy law and which is duly established in the Chapter 11 Cases, but only to the extent of the value of the Collateral that secures payment of such Claim.

         nnn. "Securities Laws Claim" shall mean a Claim against a Debtor or any one or more of them (1) arising from rescission of a purchase or sale of a security of a Debtor or an Affiliate of a Debtor; (2) for damages arising from the purchase or sale (or offer for purchase or sale) of such a security; (3) for reimbursement, indemnification or contribution allowed under section 502 of the Bankruptcy Code on account of a Claim for damages or rescission arising out of a purchase or sale of a security of a Debtor or an Affiliate of a Debtor; or (4) a Claim that is subject to section 510(b) of the Code.

         ooo. "Subordinated Claim" shall mean any Claim (1) subordinated by contract or by order of the Bankruptcy Court to the right of payment of General Unsecured Claims, or (2) which would be paid pursuant to Bankruptcy Code section 726(a)(2)(c), (a)(3), (a)(4), or (a)(5), if this Chapter 11 Case were a case under chapter 7 of the Bankruptcy Code.

         ppp. "Tax Liens" shall mean any statutory liens securing any Allowed Secured Claims of any Ad Valorem Taxing Authority.

         qqq. "Trust" shall mean the Costilla Liquidating Trust created pursuant to Article 6 of the Plan, but does not include Directors and Officers Litigation Trust which shall be referred to specifically by name herein.

         rrr. "Voting Record Date" shall mean July 20, 2000, the date set by the Bankruptcy Court for determining the holders of claims entitled to vote to accept or reject the Plan.

         sss. "Withheld Distribution Amount" shall have the meaning as set forth in Section 11.10 of the Plan.


                                   Plan Page 6

1.2.     Interpretation.

         Unless otherwise specified, all section, article and exhibit references in the Plan are to the respective section in, article of or exhibit to the Plan, as the same may be amended, waived or modified from time to time. The headings and table of contents in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan. Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender. All exhibits and schedules attached to the Plan are incorporated herein by such attachment.

1.3. Application of Definitions and Rules of Construction Contained in the Bankruptcy Code.

         Words and terms defined in section 101 of the Bankruptcy Code shall have the same meaning when used in the Plan, unless a different definition is given in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

1.4.     Other Terms.

         The words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code.

1.5.     Integration Clause.

         This Plan is a complete, whole, and integrated statement of the binding agreement between the Debtor, creditors, Equity Interests and the parties-in-interest upon the matters herein. Parol evidence shall not be admissible in an action regarding this Plan or any of its provisions.

1.6.     Plan Documents.

         The Plan Documents are incorporated into and are a part of the Plan as if set forth in full herein.

                                    ARTICLE 2

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

2.1.     Claims and Equity Interests Classified.

         For purposes of organization, voting and all confirmation matters, all Claims (except for Administrative Expenses and Priority Tax Claims) and all Equity Interests shall be classified as set forth in this Article 2 of the Plan. This Plan shall only provide distributions to Allowed Claims; nothing within this Plan shall provide for the Allowance of any Claim.

2.2.     Administrative Expenses and Priority Tax Claims.

         As provided in section 1123(a)(1) of the Bankruptcy Code, Administrative Expenses and Priority Tax Claims against the Debtor shall not be classified for purposes of voting or receiving distributions under the Plan. Rather, all such Claims shall be treated separately as unclassified Claims on the terms set forth in Article 5 of the Plan.


                                   Plan Page 7

2.3.  Claims and Equity Interests.

         The Plan classifies the Claims against and Equity Interests in the Debtor as follows:

         2.4.   Class 1:  Any Allowed Bank Group Claim.

         2.5.   Class 2:  Any Allowed Bankers Trust Swap Claim.

         2.6.   Class 3:  Any Allowed Secured Claim of Dawson.

         2.7.   Class 4:  Any Other Allowed Secured Claims.

         2.8.   Class 5:  Any Allowed Priority Nontax Claims.

         2.9.   Class 6:  Any Allowed Administrative Convenience Claims.

         2.10.  Class 7:  Any Allowed General Unsecured Claims, including
                          Allowed Bond Claims.

         2.11.  Class 8:  Subordinated Claims, Penalty Claims, Securities Laws
                          Claims and Disallowed Claims.

         2.12.  Class 9:  Equity Interests.

                                    ARTICLE 3

           IDENTIFICATION OF IMPAIRED CLASSES; ACCEPTANCE OR REJECTION
                 OF THE PLAN; EFFECT OF REJECTION BY ONE OR MORE
                      CLASSES OF CLAIMS OR EQUITY INTERESTS

3.1.     Impaired Classes of Claims and Equity Interests.

         All Classes of Claims and Equity Interests are impaired under the Plan, except Classes 4 and 5 which are unimpaired. Class 6 may be unimpaired, depending on the number and amount of creditors that opt for treatment in such Class as provided within this Plan. The Court will determine whether such Class is impaired or not at the Confirmation Hearing.

3.2.     Impairment Controversies.

         If a controversy arises as to whether any Claim or Equity Interest or any class of Claims or class of Equity Interests is impaired under the Plan, the Bankruptcy Court shall, upon notice and a hearing, determine such controversy.

3.3.     Classes Entitled to Vote.

         Classes 1 through 7 may vote to accept or reject the Plan, except Classes 4 and 5 which are unimpaired and cannot vote and Classes 8 and 9 which receive nothing under the Plan, are deemed to have rejected it, and may not vote to accept or reject the Plan. Class 6 may be unimpaired, depending on the number and amount of creditors that opt for treatment in such Class as provided within this Plan.


                                   Plan Page 8

3.4.     Class Acceptance Requirement.

         A class of Claims shall have accepted the Plan if it is accepted by at least two-thirds in amount and more than one-half in number of the Allowed Claims in such class that have voted on the Plan.

3.5.     Cramdown.

         If any class of Claims or Equity Interests shall fail to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, the Bankruptcy Court may still confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code. The Debtor will seek confirmation of the Plan pursuant to section 1129(b) with respect to any non-accepting class.

                                    ARTICLE 4

                     PROVISIONS FOR TREATMENT OF CLAIMS AND
                         EQUITY INTERESTS UNDER THE PLAN

         The classes of Claims against and Equity Interests in the Debtor shall be treated under the Plan as follows:

4.1.     Class 1 - The Allowed Bank Group Claim.

         To the extent not fully paid prior to the Effective Date, on the Effective Date the Allowed Bank Group Claim will be treated as a fully Secured Claim, including interest at the contractual non-default rate through the Effective Date (or such other interest rate as the Court may determine as being required with respect to fully Secured Claims during the pendency of the Chapter 11 Case), costs and reasonable attorneys fees as may be approved by the Court, and will be paid by the Plan Trustee in full in Cash from the Trust on the Effective Date; provided, however, the Claims by the Debtor in Objection By Costilla Energy, Inc. to the Claims of the Bank Group, filed with the Court on December 10, 1999, are not compromised or released by this Plan.

4.2.     Class 2 - Any Allowed Bankers Trust Swap Claim.

         To the extent not fully paid prior to the Effective Date, on the Effective Date the Allowed Bankers Trust Swap Claim will be treated as a fully Secured Claim, including interest at the interest rate as the Court may determine as being required with respect to fully Secured Claims during the pendency of the Chapter 11 Case, costs and reasonable attorneys fees as may be approved by the Court, and will be paid by the Plan Trustee in full in Cash from the Trust on the Effective Date; the Court shall determine whether or not Bankers Trust should receive the contractual non-default rate or the contractual default rate of interest as part of the Court's ruling with respect to the pending objection to the Bankers Trust Swap Claim; provided, however, that any Claims held by the Debtor against Bankers Trust are not compromised or released by this Plan; provided, further, however, that any Claims held by the Debtor against Bankers Trust shall be deemed released once the Bankers Trust Swap Claim is Allowed by a Final Order (entered either by stipulation or upon adjudication).


                                   Plan Page 9

4.3.     Class 3 - The Dawson Secured Claim.

         Unless otherwise ordered by the Court, the Allowed Dawson Secured Claim shall be provided the following consensual, compromise treatment if, and only if, (1) Dawson withdraws its Motion for Relief from Stay before February 18, 2000, and seeks no further relief with respect to, or in connection with, such Claim pending confirmation (which, Dawson did), and (2) Dawson supports confirmation of this Plan, including by timely voting in favor of the Plan:
Dawson shall be paid cash on the Effective Date by the Plan Trustee from the Trust an amount equal to: (1) $400,000, as of February 11, 2000, plus (2) interest at ten percent per annum (10 %), which shall accrue from February 11, 2000 until such $400,000 is paid in full.

4.4.     Class 4 - Other Secured Claims.

         Each holder of an Allowed Secured Claim against the Debtor which is not otherwise classified will be treated as though in a separate class as follows. Each holder of an Allowed Secured Claim against the Debtor shall, at the sole option of the Plan Trustee, receive as soon as practicable after the Effective Date on account of its Allowed Secured Claim: (a) payment of the proceeds of the sale of the Collateral; or (b) such holder's Collateral. Provided, however, to the extent such claim has been assumed by the Purchaser, the holder of such claim shall look solely to the Purchaser for payment and shall receive nothing from the Debtor, this estate, or the Trust.

4.5.     Class 5 - Any Allowed Priority Non-tax Claims.

         Each holder of an Allowed Priority Non-tax Claim against a Debtor shall receive on account of its Allowed Priority Non-tax Claim the amount of such holder's Allowed Priority Non-tax Claim in one Cash payment from the Trust. Provided, however, to the extent such claim has been assumed by the Purchaser, the holder of such claim shall look solely to the Purchaser for payment and shall receive nothing from the Debtor, this estate, or the Trust.


                                  Plan Page 10

4.6.     Class 6 - Any Allowed Administrative Convenience Claims.

         In lieu of treatment as any other class of claimant under the Plan, and in full satisfaction of any and all Claims against the Debtor, a holder of an Allowed Administrative Convenience Claim against the Debtor shall receive, within 90 days of the Effective Date, Cash from the Trust equal to the full amount of such Allowed Convenience Claim; provided, however, the total amount of cash to be paid by the Trust to holders of Class 6 Allowed Claims shall not exceed $500,000; if the total amount of Allowed Claims in Class 6 exceeds $500,000 then each holder of an Allowed Claim in Class 6 shall each receive its Pro Rata Share of $500,000.

4.7. Class 7 - Any Allowed General Unsecured Claims, Including Allowed Bond Claims.

         Allowed Claims in Class 7 shall be treated as follows in full satisfaction of any and all Claims as hereinafter provided. On the Effective Date the Existing Bond Indenture and Existing Bonds will be extinguished except as provided hereinafter. Each Holder of an Allowed General Unsecured Claim, including Allowed Bond Claims, will receive its Pro Rata Share of available unencumbered cash as described in Article 11 of the Plan. Multiple distributions will be made from time to time in the discretion of the Plan Trustee. Provided, however, to the extent any such claim has been assumed by the Purchaser, the holder of such claim shall look solely to the Purchaser for payment and shall receive nothing from the Debtor, this estate, or the Trust.

4.8. Class 8 -- Disallowed Claims, Subordinated Claims, Securities Laws Claims and Penalty Claims.

         The holders of Disallowed Claims, Subordinated Claims, Securities Laws Claims, Penalty Claims and any other Claims against the Debtor not otherwise expressly provided for in this Plan shall receive no distributions under the Plan on account of such Claims.

         The exemplary damages portion of the Claim of GNK, Inc., such exemplary damages being in the amount of $5,000,000 plus interest as may be allowed by law, as evidenced by judgment entered on August 18, 1999 in the case styled GNK, Inc. v. Williford, et al. in the District Court, 87th Judicial District, Freestone County, Texas, shall specifically be a "Penalty Claim" within this Class, as are all other punitive or exemplary damage Claims, unless otherwise ordered by the Court.

4.9.     Class 9-Equity Interests in Costilla Energy, Inc.

         All existing Equity Interests shall be canceled as of the Effective Date. Holders of Equity Interests shall receive no distributions under the Plan, except as provided in section 11.1(g) of the Plan.

                                    ARTICLE 5

                    PROVISIONS FOR TREATMENT OF UNCLASSIFIED
                              CLAIMS UNDER THE PLAN

5.1.     Treatment of Administrative Expenses.

         All Administrative Expenses against the Debtor shall be treated as follows:

         a. Time for Filing Administrative Expenses. The holder of an Administrative Expense, other than (1) a Fee Claim, and (2) a claim for 2000 ad valorem property taxes, must file with the


                                  Plan Page 11

Bankruptcy Court and serve on the Debtor, the Committee and their counsel notice of such Administrative Expense prior to the commencement of the Confirmation Hearing. Such notice must include at a minimum: (1) the name of the holder of the Claim; (2) the amount of the Claim; and (3) the basis of the Claim. Failure to file and serve this notice timely and properly shall result in the Administrative Expense being forever barred and discharged.

         b. Time for Filing Fee Claims. Each Professional Person or other entity that holds or asserts an Administrative Expense that is a Fee Claim incurred before the Effective Date shall be required to file with the Bankruptcy Court, and serve on all parties required to receive notice, a Fee Application within such time as the Court may order. Upon approval of the Bankruptcy Court, the reasonable fees and expenses of the Bond Indenture Trustee incurred during the course of the Chapter 11 Case shall be allowed as administrative expenses pursuant to 11 U.S.C. Section 503(b). To the extent necessary, entry of the Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court regarding procedures for the payment of Fee Claims.

         c. Allowance of Administrative Expenses. An Administrative Expense with respect to which notice has been properly filed pursuant to Section 5.1(a) of the Plan shall become an Allowed Administrative Expense only to the extent Allowed by Final Order. An Administrative Expense that is a Fee Claim, and with respect to which a Fee Application has been properly filed pursuant to Section 5.1(b) of the Plan, shall become an Allowed Administrative Expense to the extent allowed by a Bankruptcy Court regardless of whether such order is a Final Order or not.

         d. Payment of Allowed Administrative Expenses. Each holder of an Allowed Administrative Expense against the Debtor shall receive cash from the Trust upon the Effective Date (1) in the amount of such holder's Allowed Claim in one Cash payment or (2) such other treatment as may be agreed upon in writing by the Committee, the Plan Trustee or and such holder; provided, however, to the extent such claim has been assumed by the Purchaser, the holder of such claim shall look solely to the Purchaser for payment and shall receive nothing from the Debtor, this estate, or the Trust.

         e. Provision Regarding 2000 Ad Valorem Property Taxes. Ad valorem property taxes for 2000 shall be considered Administrative Expenses under the terms of the Plan. The lien rights of the holders of 2000 ad valorem property tax claims shall not be effected by confirmation of the Plan.

         f. Provisions regarding IRS. The Debtor/Trust shall file any tax returns that may be required for pre-confirmation periods. The IRS may amend its proof of claim with respect to the amount owing regarding such return in this case for a period of 30 days after receiving such return and such amendment shall not be deemed untimely.

         Any Priority Claim of the IRS shall be paid within 180 days of such Claim becoming an Allowed Claim.


5.2.     Treatment of Priority Tax Claims.

         Each holder of an Allowed Priority Tax Claim against the Debtor shall receive in full satisfaction of such holder's Allowed Priority Tax Claim Cash from the Trust in the full amount of such Allowed Priority Tax Claim. Provided, however, to the extent such claim has been assumed by the Purchaser, the holder of such claim shall look solely to the Purchaser for payment and shall receive nothing from the Debtor, this estate, or the Trust.


                                  Plan Page 12

                                    ARTICLE 6

                               CREATION OF TRUSTS

6.1.     Creation of Trusts.

         On the Effective Date, a trust is hereby created for the purpose of liquidating the assets of the Debtor for the benefit of the Creditors and satisfying Claims. The Trust will not engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust. On or before the Confirmation Date, the Committee shall designate the person to serve as Plan Trustee, subject to the Court's approval at the Confirmation Hearing. The Plan Trustee shall receive any and all assets coming into or becoming a part of the Trust and disburse the proceeds from revenues realized from the operation, lease, assignment, sale or other similar transaction involving the property constituting the Trust consistent with the terms of this Plan. This Plan shall serve as the trust instrument and no other trust instrument shall be prepared or entered into. The beneficiaries of the Trust will be treated as the grantors and deemed owners of the Trust. The Plan Trustee must file federal income returns for the Trust as a grantor trust pursuant to Section 1.671-4(a) of the Federal Income Tax Regulations.

         A separate Directors and Officers Litigation Trust shall be established for the sole purpose of initiating, prosecuting and, if appropriate, settling any Directors and Officers Litigation. A Litigation Trustee shall be appointed to direct the Directors and Officers Litigation Trust, provided, however, that the Litigation Trustee shall not be an insured entity or individual under any Directors and Officers Liability Insurance Policy. The Litigation Trustee shall have the authority to initiate, prosecute, discontinue, or settle any Directors and Officers Litigation without the need for approval of the Bankruptcy Court. The net proceeds of any Directors and Officers Litigation (after satisfaction of all costs and expenses incurred in connection therewith) shall be remitted to the Trust for distribution to the Creditors in accordance with the terms of the Plan.

         The transfer to the Trust must be treated for all purposes of the Internal Revenue Code as a deemed transfer of assets to Creditors receiving interests in the Trust followed by a deemed transfer to such Creditors to the Trust.

6.2.     Funding of Res of Trust.

         To fund the Trust, by operation of the Confirmation Order, the Plan Trustee shall be in possession of and have title to all the Debtor's Property as of the Effective Date, including stocks, cash, bank deposits, certificates of deposit, inventory, furniture, fixtures, equipment, real property, and all documents evidencing and relating to the ownership of Debtor's property. The Plan Trustee will be substituted as the plaintiff in all lawsuits pending in which the Debtor is the plaintiff. All accounts receivable of the Debtor shall be deemed, as of the Effective Date, to have been assigned to the Trust. The conveyances of all property of the estate shall be accomplished pursuant to this Plan and the Confirmation Order and shall be effective upon the Effective Date, without the need of further documentation or instruments of conveyance, other than the Plan and the Confirmation Order. Upon the Effective Date, the Trust shall also be deemed to have taken (a) an assignment of all rights or causes of action in which the Debtor may own an interest against third parties for obligations existing on the Effective Date, unless expressly released herein,
(b) assignments of bank accounts containing cash in the possession of the Debtor, and (c) an assignment, bill of sale, deed and/or release covering all other Property of the Debtor. The Plan Trustee may present such orders as may be necessary to require third-


                                  Plan Page 13
parties to accept and acknowledge such conveyance to the Trust. Such orders may be presented without further notice other than as has been given in this Plan. The beneficiaries of the Trust shall be the holders of Allowed Claims in Class 7.

6.3.     Name of Trust.

         The Trust shall be known as "The Costilla Liquidating Trust." The Trust may do business under any name the Plan Trustee deems advisable which is appropriate.

                                    ARTICLE 7

                      MEANS FOR IMPLEMENTATION OF THE PLAN

7.1.     Vesting of Assets.

         On the Effective Date, the property of the estate of the Debtor, including but not limited to any and all rights, claims, or causes of action, whether known or unknown, asserted or unasserted, at law or equity, and whether arising pursuant to the Bankruptcy Code or other applicable law, shall vest in the Trust and the Directors and Officers Litigation Trust, as described in
Section 6.1 of the Plan.

         The Plan Trustee shall be and hereby is appointed the representative of the estate for the benefit of Creditors of the Debtor for purposes of prosecuting any and all rights, claims, or causes of action, including, but not limited to, actions arising pursuant to Chapter 5 of the Bankruptcy Code, whether known or unknown, asserted or unasserted, at law or equity, and whether arising pursuant to the Bankruptcy Code or other applicable law. Subject to the foregoing, the Plan Trustee may prosecute, settle or dismiss rights, claims, or causes of action as the Plan Trustee sees fit and all proceeds therefrom shall be the property of the Trust, except as expressly released within this Plan. The Debtor, its board of directors, officers, attorneys and other professional advisors shall have no liability for pursuing or not pursuing any such rights, claims, or causes of action vested in the Trust pursuant to this Plan.

7.2.     Corporate Authority.

         All actions and transactions contemplated under the Plan, including, but not limited to, the documents to be executed conveying all of the Debtor's Property to the Trust, shall be authorized upon confirmation of the Plan without the need of further board or stockholder resolutions, approval, notice or meetings, other than the notice provided by serving this Plan on all known creditors of the Debtor, all Interest Holders as of the Voting Record Date, and all current directors of the Debtor. The Confirmation Order shall include provisions dispensing with the need of further board or stockholder resolutions, approval, notice or meetings and authorizing and directing the President and Secretary of the Debtor to execute such documents necessary to effectuate the Plan, which documents shall be binding on the Debtor, the Debtor's creditors and all of the Debtor's Interest Holders. The Plan Trustee is vested with authority to take any action on behalf of the corporation of the Debtor, that would otherwise require the approval of the shareholders, board of directors, or officers of the Debtor. From and after the Effective Date, the existing board of directors and officers of the Debtor shall have no further duties or responsibilities with respect to the Debtor or the Trust, except to the extent employed by the Trust after the Effective Date.


                                  Plan Page 14

7.3.     Plan is Motion to Sell.

         This Plan is hereby offered and shall be considered a motion pursuant to Section 363(b) and 363(f) of the Bankruptcy Code to sell any and all Property of the Debtor as of the Effective Date to the Trust free and clear of all liens, claims and encumbrances except for the liens, claims and encumbrances of the Bank Group and Bankers Trust on the Property, which liens against such Property shall be conclusively deemed to have attached to such Property to the same extent, validity and priority as such liens existed prior to confirmation. Any objections to such motion should be made as an objection to confirmation of the Plan for hearing at the time of confirmation. All Property shall be conveyed to the Trust free and clear of all liens, claims, and encumbrances. After the Effective Date, the Trust may present an order or orders to the Court, suitable for filing in the real property records of every county where real property of the Debtor is located, which provide that such property is conveyed to the Trust free and clear of all liens, claims, and encumbrances. The order or orders may designate all liens, claims, and encumbrances which appear of record and/or from which the property is being transferred free and clear. The Plan shall be conclusively deemed to be adequate notice that such lien, claim, or encumbrance is being extinguished, and no notice, other than by the Plan, shall be given prior to the presentation of such order. Any party, other than the Bank Group and Bankers Trust, having a lien, claim, or encumbrance against Property shall be conclusively deemed to have consented to the transfer of such Property to the Trust free and clear of such lien, claim, or encumbrance by failing to object to confirmation of this Plan.

7.4.     Trustee to Liquidate or Abandon All Assets and Distribute Proceeds.

         The Plan Trustee shall sell, transfer, assign, convey, lease, use, and otherwise liquidate all assets of the Trust, to pay Allowed Claims as designated within this Plan, unless the Plan Trustee deems any asset to be of inconsequential value or burdensome to the Trust. The Plan Trustee may abandon any asset upon approval by the Committee. The proceeds of such liquidation shall be distributed as provided in this Plan.

7.5.     Control of Books and Records.

         The Plan Trustee shall have complete and exclusive access and control on and after the Effective Date to all books, records, and office space of the Debtor. The Debtor, any management personnel, brokers, appraisers, and other professionals shall immediately surrender all such books, records, and office space to the Plan Trustee on the Effective Date.


                                  Plan Page 15

7.6.     Dissolution of Debtor.

         As soon as the Debtor has performed all its obligations under the Plan and when the Plan Trustee deems advisable, the Plan Trustee may dissolve the Debtor and all of the issued and outstanding common stock of Debtor may be canceled and rendered void, subject to section 11.1(h). The Plan Trustee may also issue and sell new stock in the Debtor, and any other property of the Trust with such stock as the Plan Trustee deems advisable. The Plan Trustee shall be responsible for filing all future tax returns of the Debtor.

                                    ARTICLE 8

                             THE TRUST AND COMMITTEE

8.1.     Loyalty of Committee.

         The Committee shall represent the holders of Allowed Claims in Class 7 in connection with the provisions of the Plan. In so doing, the Committee shall act to facilitate the earliest possible full payment of Allowed Claims of Classes 1 through 6 and non-classified administrative and priority Claims to allow for distributions to begin to Class 7.

8.2.     Committee Rules of Operation.

         The Committee shall function under the following rules:

         a. Membership. Except as provided below, the Committee shall initially consist of the persons who are currently members of the Committee appointed in this Chapter 11 Case. In the event that a vacancy occurs by reason of death or resignation the resulting vacancy shall be filled within thirty (30) days thereafter. The vacancy shall be filled by a designee of the majority of the remaining members of the Committee among the Creditors; provided, however, that so long as the Committee has three or more members the members may dispense with filling any vacancy. The Committee shall function as such, whether or not vacancies are filled. To the extent that the representative of a member is no longer employed by a member, such member shall designate a new representative. A member of the Committee shall be deemed to have resigned from the Committee at such time as the member receives all the payments to which it is entitled under the Plan. In the event that a vacancy occurs in the position of Committee Chairman by reason of death or resignation or because the Committee Chairman shall no longer be employed by the Creditor by whom such Committee Chairman had been employed, the resulting vacancy shall be filled within thirty (30) days thereafter by a designee of the majority of the remaining members of the Committee from among the representatives of the remaining members of the Committee. Any ties with respect to a vote regarding the membership of the Committee shall be determined by the Plan Trustee, whose determination shall be final.


                                  Plan Page 16

         b. Voting; Notice of Meetings. A majority of the Committee shall constitute a quorum qualified to act. The vote of a majority of the members of the Committee present at the time of the vote, if a quorum was present at the outset of the meeting, shall be the act of the Committee. The Committee may act on the written consent of the majority of the members of the Committee without a meeting. Meetings of the Committee shall be called by the Chairman or Committee Counsel. When a meeting is called, the Chairman or Committee Counsel shall fix a time and place for and give notice of the time, place and purposes of such meeting to the Committee and to the Plan Trustee if notice to him is deemed appropriate by the Committee Chairman or by Committee Counsel. Notices may be delivered personally, by mail or by telephone or telefax to all members of the Committee. Such notices shall be given, if by mail, and if possible, at least three (3) days before the day on which the meeting is to be held, or, if by personal delivery, telephone or telefax, if possible, not later than the day before the day on which the meeting is to be held. Any member of the Committee may designate a proxy or act for it at any meeting, which designation may be oral unless requested to be made in writing by the Chairman.

         c. No Compensation. The members of the Committee shall serve without compensation.

         d. Waivers. The Committee shall have the power and right to waive performance by the Plan Trustee of any condition or covenant or any part of the Plan to the extent that such condition or covenant only effects creditors in Class 7 of the Plan. Such waiver must be in writing signed by a majority of the Committee and delivered to the Plan Trustee, who may in all things rely upon such written waiver.

         e. Subcommittee. The Committee shall have the power to form a subcommittee. Such subcommittee shall have all of the powers vested in it by in the Committee.

         f. Advisors. The Committee may consult with attorneys, accountants, agents, appraisers and other professionals, and the opinions of the same shall be full protection and justification to the Committee, its members and the Creditors for anything done or admitted or suffered to be done in accordance with said opinions. Post-confirmation professionals' fees and expenses approved by the Committee shall be charged as expenses of the Trust and be paid, upon approval of the Committee, without notice, Court approval or order. None of the fees and expenses of the Trust or the Committee shall be paid or charged against the funds held in reserve for the payment of the Bankers Trust Swap Claim.

         g. Dissolution. When all payments provided for in the Plan have been made to the Creditors and all other obligations under this agreement fulfilled, the duties, powers and responsibilities of the Committee, its members, agents, attorneys and accountants shall terminate forthwith, and the Committee shall dissolve.

         h. Reports. The Committee may, after consultation with the Plan Trustee, circulate information and reports that, in the sole discretion of the Committee, are deemed advisable in order to fully inform the Creditors concerning the operations of the Plan Trustee and all matters relating to the effectuation of the Plan.


                                  Plan Page 17

         i. Limitation on Liability. Each member of the Committee as it may be constituted from time to time shall use its best judgment and discretion in all things connected herewith and shall not be personally liable in any case whatever arising in connection with the activities of the Committee or the Plan Trustee provided under the Plan, either for his acts or for his failure to act, unless he shall have been guilty of willful fraud, willful misconduct or gross negligence. No member or his/her employer shall be held liable or responsible for the willful fraud, willful misconduct or gross negligence of any other member of the Committee, or any employees of the Committee, or of the Plan Trustee. The Committee and its members shall not be required to give any bond for the faithful performance of its or their duties hereunder.

         j. Resignation. Any member of the Committee may resign from his position upon written notice to the Chairman and Committee Counsel.

         k. Right to Deal with the Liquidating Trust. Any Creditor, including any member of the Committee, shall have the right to deal with the Trust. For example, a Committee member may purchase or lease property from the Trust and may loan money to the Trust upon such terms and conditions as would be extended to a third party, but the Committee member so purchasing, leasing or loaning, may not vote on the transaction.

         l. Powers and Duties of the Committee. After confirmation of the Plan, the Committee shall supervise and direct the Plan Trustee and the Litigation Trustee in carrying out the provisions of the Plan. The Committee may enact by-laws to further designate the manner in which the Committee acts. The Committee may delegate as much ultimate responsibility to the Plan Trustee or the Litigation Trustee as the Committee deems appropriate. The Committee shall continue to act after the Effective Date.

                                    ARTICLE 9

                          COVENANTS OF THE PLAN TRUSTEE

9.1.     Negative Covenants.

         During the term of the Plan, the Plan Trustee shall not take any action contrary to the Plan.

9.2.     Positive Covenants.

         During the term of the Plan, the Plan Trustee, shall, unless otherwise waived in writing by the Committee:

         a. Distribute to the Committee such financial data and financial statements as the Committee may request.

         b. Furnish to each member of the Committee notice of proposed distributions.

         c. Maintain insurance for full value with extended coverage at all times with respect to all insurable personal property of Debtor, now existing or hereafter acquired, against risks of fire, theft and other risks as the Committee may require.


                                  Plan Page 18

         d. Permit access by the Committee or any person designated by the Committee to all records maintained by the Plan Trustee during business hours. Until the Bankers Trust Swap Claim has been determined by Final Order and paid in full, the Plan Trustee shall provide Bankers Trust with reasonable access to such books and records of the Trust to satisfy Bankers Trust that the full amount of its asserted Claim, including the asserted default rate of interest, is being reserved.

         e. Provide the holders of interests in the Trust with valuations of the property transferred to the Trust. Such valuations will be used for all federal income tax purposes.

                                   ARTICLE 10

                                TRUST PROVISIONS

10.1.    Plan Trustee's Powers.

         The Plan Trustee shall serve with bond, in an amount to be set by the Court. Subject to the terms of the Plan, the Plan Trustee shall have full power and authority, without further notice or Bankruptcy Court approval, to:

         a. Perfect and secure its rights, title and interest to the properties comprising the Trust estate;

         b. Reduce all property in his possession to Cash and hold the same;

         c. Sell and convert the properties of the Trust to cash, on terms and conditions the Plan Trustee deems advisable, and distribute the net proceeds pursuant to the Plan;

         d. To contract to sell and sell the Trust estate or any part or parts thereof for such purchase price and for cash or on such terms as the Plan Trustee shall deem appropriate;

         e. Pay and discharge any costs, expenses or obligations deemed necessary to preserve the Trust's estate or any part thereof or to preserve this Trust;

         f.       Improve or repair the Trust's property or any part thereof;

         g. Purchase insurance of all kinds sufficient to protect fully the Trust's property or any part or parts thereof and to protect from liability;

         h.       Deposit trust funds;

         i.       Draw checks and make disbursements;

         j. Employ and have such attorneys, accountants, appraiser and any other professionals as are necessary in the administration of the Trust and to compensate the same from the Trust estate, which professionals may be the professionals retained by the Committee and/or the Debtor; such expenses shall be paid, upon approval of the Committee, without notice, Court approval or order; pay the costs and expenses of the Directors and Officers Litigation Trust, including the fees and expenses of the Directors and Officers Litigation Trust attorneys, accountants, appraiser and any other professionals as are necessary in


                                  Plan Page 19
                  the administration of such Directors and Officers Litigation Trust (as determined by the Litigation Trustee) and to compensate the same from the Trust estate, which professionals may be the professionals retained by the Committee and/or the Debtor;

         k.       Employ brokers and salesmen;

         l.       Take any action necessary to protect the Trust estate;

         m. Enter into contracts and execute negotiable and non-negotiable obligations;

         n.       Sue and be sued;

         o. Appoint, remove and act through agents, manager and employees and confer upon them such power and authority as may be necessary or advisable;

         p. Foreclose as an incident to the collection of any debt and bid on property of such foreclosure sale or acquire the property from the mortgagor or obligor without foreclosure;

         q. When and if advisable, object to claims or seek their subordination;

         r.       Compromise controversies;

         s.       Seek the valuation of assets by the Bankruptcy Court;

         t.       Borrow money;

         u. Establish a reserve for the payment of future expenses of the Trust and the Directors and Officers Litigation Trust; provided, however, that none of the fees and expenses of the Trust , the Committee or the Directors and Officers Litigation Trust shall be paid or charged against the funds held in reserve for the payment of the Bankers Trust Swap Claim.;

         v. Withhold employment and income, or other taxes as is appropriate;

         w. Distribute at least annually the net income and net proceeds from the sale of assets in excess of amounts reasonably necessary to maintain the value of property remaining in the Trust or to meet contingent liabilities as provided in the Plan; and

         w. Take such other actions, as may be necessary or helpful to consummate the Plan.

10.2.    Management of Trust's Estate.

         The Plan Trustee shall invest all funds received into the Trust in the same manner as chapter 7 trustees are required to invest funds pursuant to the guidelines of the United States Trustee, provided that the Plan Trustee's shall invest funds held in only demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary, liquid and low-risk investments, such as Treasury bills.

10.3.    Maintenance of Records.


                                  Plan Page 20

         The Plan Trustee shall keep or cause to be kept books containing a description of all property from time to time constituting the Trust estate, accounting of all receipts and disbursements.

10.4. Directors and Officers Litigation Trust Expenses, Trust Expenses and Committee Expenses.

         All costs, expenses and obligations incurred by the Plan Trustee, the Litigation Trustee, and/or the Committee in administrating this Trust and/or the Directors and Officers Litigation Trust, or in any manner connected, incidental or related thereto including costs, fees, and expenses of the Bond Indenture Trustee in effecting distribution from the Trust hereunder shall be a charge against the unencumbered properties owned by the Trust and remaining from time to time in the hands of the Plan Trustee. Such expenses shall be paid as they are incurred without the need for court approval. The Committee members' individual legal fees shall not be charged against the Trusts' estate, but the expenses incident to the attendance of a meeting shall be chargeable. None of the fees and expenses of the Trust, the Directors and Officers Litigation Trust, or the Committee shall be paid or charged against the funds held in reserve for the payment of the Bankers Trust Swap Claim.

10.5.    Trustee Compensation.

         The Plan Trustee shall be compensated for his services as may be agreed to by the Committee, without the need of Court approval. The Litigation Trustee shall serve without compensation.

10.6.    Limitation on Plan Trustee's Liability.

         The Plan Trustee shall not be liable for any act he may do or omit to do as Plan hereunder or acting in good faith in the exercise of his best judgment, and the fact that such act or omission was advised, directed or approved by the Committee or advised by an attorney acting as attorney for this Trust, shall be conclusive evidence of such good faith and best judgment, nor shall the Plan Trustee be liable in any event except for his own willful misconduct.

10.7.    Replacing the Trustee.

         In the event of the death or resignation of the Plan Trustee, a successor Trustee shall be appointed by the Committee. The Committee may dismiss the Plan Trustee, without cause, at any time and name a successor Plan Trustee. The Plan Trustee may resign at any time by giving written notice of his intention to do so addressed to the Chairman of the Committee and Committee Counsel and such resignation shall be effective upon the date and time provided in an instrument in writing, signed and acknowledged by the Committee and delivered to the resigning Plan Trustee, which also names the successor Plan Trustee.

         A successor Plan Trustee shall be vested with all the rights, privileges, powers and duties of his predecessor.

10.8.    Duration of Trust.

         The Trust shall become effective upon the Effective Date. Thereupon these Trust provisions and Trust shall remain and continue in full force and effect until the Trust's estate has been wholly converted to cash or abandoned and all costs, expenses and obligations incurred in administering this Trust have been fully paid and all remaining income, proceeds and avails of the Trust's estate have been distributed in payment of Allowed Claims pursuant to the provisions of the Plan; the Trust shall in no event remain


                                  Plan Page 21
in existence for longer than five years, provided, however, that upon approval of the Court upon a finding that an extension(s) of such five-year term is necessary to the liquidating purpose of the Trust, the term of the Trust may be extended for a finite term based on its particular facts and circumstances; each further extension must be approved by the Court within 6 months of the beginning of the extended term. Upon the occurrence of the termination of the Trust, the Plan Trustee shall file with the Court a report thereof, seeking an order discharging the Plan Trustee and providing such injunctive relief required with respect to Claims which are discharged, and provide notice thereof to all Creditors whose Claims were not paid in full pursuant to the Plan.

                                   ARTICLE 11

                       PROVISIONS GOVERNING DISTRIBUTIONS

11.1.   Order of Distribution of Trust Cash.

         The Plan Trustee shall distribute or reserve available cash of the Trust in the following order of priority:

         a. to pay Allowed Secured Claims of Classes 1, 2, and 3 pursuant to paragraphs 4.1, 4.2 and 4.3 of the Plan; and to pay any Allowed Secured Claim in Class 4, but only to the extent that such cash is the proceeds of the liquidation of the Collateral of holder of such Allowed Secured Claim;

         b. to pay Allowed Administrative Expense Claims of this chapter 11 case pursuant to paragraph 5.1;

         c. to pay the post-confirmation expenses of the Trust and the Committee, including a reserve of such cash to pay future expenses of the Trust and the Committee as the Plan Trustee deems advisable;

         d. to pay Allowed Claims of Class 5 pursuant to paragraph 4.5 of the Plan, in order of priority, with Bankruptcy Code section 507(a)(3) Allowed Claims being satisfied in full first, Bankruptcy Code section 507(a)(4) being satisfied in full next, and then Bankruptcy Code section 507(a)(5), and so on;

         e. to pay the Allowed Claims entitled to priority pursuant to Bankruptcy Code section 507(a)(8) pursuant to paragraph 5.2 of the Plan;

         f. to pay Allowed Claims of Class 6 pursuant to paragraph 4.6 of the Plan;

         g. to pay Allowed Claims of Class 7 pursuant to paragraph 4.7 of the Plan and, with respect to the Bonds, in accordance with paragraph 11.5; and

         h. in the event that funds become available after paying all such creditors, with interest, and all costs and expenses of the Trust and the Litigation Trust, the Plan Trustee shall distribute any residual of the Trust to the shareholders of the Debtor as of the Effective Date, in the order of the rights of such shareholders (i.e., first to preferred shareholders, then to common shareholders).

         Provided, however, with respect to each of the categories in (d) through (g) above, to the extent such claim has been assumed by the Purchaser, the holder of such Claim shall look solely to the


                                  Plan Page 22

Purchaser for payment and shall receive nothing from the Debtor, this estate, or the Trust. Allowed Claimants entitled to distribution under this paragraph shall be deemed the sole beneficiaries of the Trust until they are paid in full or the Trust has been exhausted.

11.2.    Timing of Distributions.

         The Plan Trustee shall make all payments upon the Effective Date that are called for by the Plan to be made on the Effective Date. Otherwise, distributions to claimants, or in the case of the Bonds to the Bond Indenture Trustee, shall be made by the Plan Trustee each time the Plan Trustee, in his sole discretion, has accumulated sufficient funds to merit a distribution, considering the number of Creditors and dollar amount of Creditors in such Class or group of claims, or when the Trustee has determined that no additional funds are likely to be collected. The Plan Trustee shall have discretion to determine the amount and timing of all distributions. Notwithstanding any of the foregoing to the contrary, within ten (10) days of the Bankers Trust Swap Claim being determined by Final Order (either by stipulation or adjudication), the Plan Trustee shall pay the full amount of such Allowed Claim as determined by such Final Order.

11.3.    Distributions To Be Pro Rata Within Class.

         All distributions constituting a partial payment to a class of Allowed Claims shall be made on by Pro Rata Share to the holders of Allowed Claims in such class.

11.4.    Federal Tax Identification Number.

         The Plan Trustee may suspend distribution to any Creditor that has not provided the Plan Trustee with its Federal Tax Identification number or social security number, as the case may be.

11.5.    Special Provisions Regarding Bondholder Distributions.

         a. Surrender of Outstanding Securities. Except as otherwise provided herein each holder of a Bond evidencing an Allowed Claim against a Debtor shall surrender such instrument or certificated security to the Bond Indenture Trustee (with a duly executed letter of transmittal); surrender of the Bonds shall be made solely to the Bond Indenture Trustee; the Plan Trustee and the Balloting Agent shall have no obligation to accept the surrender of Bonds directly from any bondholder, broker or dealer. No Distribution hereunder shall be made to or on behalf of any holder of such Claim unless and until such instrument or certificated security is received or the nonavailability of such instrument or certificated security is established to the satisfaction of the Bond Indenture Trustee. The Bond Indenture Trustee may reasonably require security and/or indemnity from the purported holder of such instrument or certificated security to hold it harmless in respect of such instrument or certificated security and any distributions made in respect thereof. Any such holder that fails to surrender such instrument or satisfactorily explain its nonavailability to the Bond Indenture Trustee within two years of the Effective Date shall be deemed to have no further Claim against the Trust or its property in respect of such Claim and shall not participate in any distribution hereunder.

                  Following the Effective Date, holders of Bonds will receive from the Bond Indenture Trustee specific instructions regarding the time and manner in which the Bonds are to be provided to the Bond Indenture Trustee. Pending such surrender, such Bonds will be deemed canceled and shall represent only the right to received the distributions to which


                                  Plan Page 23
                  the holder is entitled under this Plan. Any bond which is lost, stolen, mutilated or destroyed, shall be deemed surrendered when the holder of a Claim based thereon delivers to the Bond Indenture Trustee (a) evidence satisfactory to the Bond Indenture Trustee of the loss, theft, mutilation or destruction of such instrument or certificate, and (b) such security or indemnity as may be required by the Bond Indenture Trustee to hold it harmless with respect thereto.

                  Except with respect to any holder which elects treatment in Class 6, the Certificates evidencing the Bonds shall be returned to the holder with the INITIAL distribution by the Bond Indenture Trustee, with the following legend added to the certificate:

                           Initial distribution on Claim evidenced by this certificate made as provided in the Plan of Reorganization (Liquidation) as Restated to Reflect All Amendments and Modification, dated September 15, 2000, for Costilla Energy, Inc. on _____________ . The sole remaining right evidenced by this certificate is the conditional/contingent right to receive additional distributions, if any, from the Costilla Liquidating Trust as provided within such Plan.

                  In accordance with the Bond Indenture, the Debtor (or the Plan Trustee on behalf of the Debtor) shall sign replacement bonds as the Bond Indenture Trustee determines to be necessary, to reflect the surrender of, and final distribution with respect to, Bonds of holders that have made the election to be treated in Class 6.

         b. Cancellation of Bonds and Agreements. On the Effective Date, except as otherwise provided for herein, the Bonds and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtor will be deemed canceled and of no further force or effect without any further action on the part of the Bankruptcy Court, any Person or any governmental entity or agency, except for the right to receive the distributions made under the Plan, as provided for herein. The holders of such canceled Bonds and notes will have no rights arising from or related to such Bonds or the cancellation thereof, except the rights provided pursuant to the Plan.

         c. Limited Survival of Certain Documents. Each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an indenture trustee, an agent or a servicer shall (1) continue in effect solely for the purposes of: (a) allowing such indenture trustee, agent or servicer to process distributions made on a account of such Claims under this Plan, and (b) permitting such indenture trustee, including the Bond Indenture, and the Bonds agent or servicer to maintain any rights or liens it may have to distributions to holders of Claims for fees, costs, expenses and indemnification under such indenture or other agreement and to be paid or reimbursed for such prepetition and postpetition fees, costs, expenses and indemnification from the distributions (until payment in full of such fees, costs, expenses or indemnification) that are governed by the respective indenture of the agreement in accordance with the provisions set forth therein and (2) shall be of no further force or effect with respect to the obligations of, and/or Claims against, the Debtors under, relating or pertaining to any agreements, indentures or certificates of designations, governing the Bonds and any other note, bond, indenture or other instrument or documents evidencing or creating any indebtedness or obligation of the Debtor, all of which shall be released and discharged.


                                  Plan Page 24

         d. Instructions to Bond Indenture Trustee. Prior to any Distribution on account of any Bonds, the Plan Trustee shall advise the Bond Indenture Trustee of the amount anticipated to be distributed on account of Bond Claims at such distribution, including the amounts to be allocated to Bond Claims in Class 6, identification of such Bonds, the balance of the Bond Claims in Class 7, and such other information as the Bond Indenture Trustee may reasonably request to effect distribution hereunder. The Bond Indenture Trustee may rely conclusively upon such advise and information. The Plan Trustee shall deliver any and all distributions allocated to the Bonds to the Bond Indenture Trustee for redistribution to the holders of Bonds in accordance with the Bond Indenture and this Plan. No holder of Bonds shall have any right to a direct distribution from the Trust; rather the Plan Trustee shall make distribution to the Bond Indenture Trustee as though the Bonds constitute a single claim against the Trust held by the Bond Indenture Trustee.

         e. Bondholder Record Date. The first record date for the holders of Bonds to receive the initial distribution under the Plan shall be at the close of business on the Effective Date. A separate record date with respect to the Bond shall be made for each subsequent distribution. Such record date shall be set by the Plan Trustee. The Plan Trustee shall give fifteen
                  (15) days advance notice of each such record date for any subsequent distribution to (1) the Bond Indenture Trustee; and
                  (2) any person specifically requesting in writing delivered to the Plan Trustee that they be given notice of any record date. Notice shall be deemed given by and on the day that the Plan Trustee deposits notice in the United States first class mail, postage prepaid, to the address provided by any such person and the Bond Indenture Trustee.

11.6.    Means of Cash Payment.

         Cash payments made pursuant to the Plan shall be in U.S. funds, by check drawn on a domestic bank, or, at the Plan Trustee's option, by wire transfer from a domestic bank, except that payments made to foreign creditors holding Allowed Claims may be in such funds and by such means as are customary or as may be necessary in a particular foreign jurisdiction.

11.7.    Delivery of Distributions.

         Subject to Bankruptcy Rule 9010, and with respect to Bond Claims, the provisions of the Plan and the Bond Indenture, distributions to holders of Allowed Claims shall be made at the address of each such holder as set forth on the proofs of Claim filed by such holders (or at the last known addresses of such a holder if no proof of Claim or proof of Equity Interest is filed or if the Plan Trustee has been notified in writing of a change of address), except as provided below. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Plan Trustee is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions shall be returned to the Plan Trustee until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the second anniversary of the Effective Date. After such date, all unclaimed property shall revert to the Trust or any successor thereto, and the claim of any holder with respect to such property shall be discharged and forever barred.


                                  Plan Page 25

11.8.    Time Bar to Cash Payments.

         Checks issued by the Plan Trustee in respect of Allowed Claims shall be null and void if not negotiated within six months after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Plan Trustee by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before the later of (1) the first anniversary of the Effective Date or (2) 90 days after the date of reissuance of such check. After such date, all Claims in respect of void checks shall be discharged and forever barred.

11.9.    No Distributions Pending Allowance.

         Notwithstanding any other provision of the Plan, no payment or distribution shall be made with respect to any Claim to the extent it is a Contested Claim unless and until such Contested Claim becomes an Allowed Claim.

11.10.   Withholding of Distribution on Account of Contested Claims.

         Except as limited by paragraph 11.12, the Plan Trustee shall withhold from any distribution an amount sufficient to be distributed on account of the full amount of Contested Claims (the "Withheld Distribution Amount"). The Withheld Distribution Amount shall be placed in the Contested Claims Escrow held by the Plan Trustee. To the extent requested by the Plan Trustee the Bankruptcy Court may estimate (upon notice and opportunity for hearing to the claimant) the amount to be placed in escrow on account of any Contested Claim, which amount need not be the full amount of the asserted Claim.

11.11.   Distributions After Allowance.

         Payments and distributions to each holder of a Contested Claim, to the extent that such Claim ultimately becomes an Allowed Claim, shall be made in accordance with the provisions of the Plan governing the class of Claims to which the respective holder belongs. With respect to any Claim that is a Contested Claim on the Effective Date, as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Contested Claim becomes a Final Order the Plan Trustee shall distribute to the holders of such Claim from the Contested Claims Escrow any distribution that would have been distributed to such holder if the Claim had been Allowed on the Effective Date, without interest on such Claim or distribution, unless interest is required upon an Allowed Secured Claim pursuant to Bankruptcy Code section 506 (interest shall accrue on the Bankers Trust Swap Claim at a rate as may be allowed by the Court). Notwithstanding any of the foregoing to the contrary, until the Bankers Trust Swap Claim has been determined by Final Order and paid, the Plan Trustee will establish and maintain on account of the Bankers Trust Swap Claim a cash reserve (the "Bankers Trust Swap Reserve") equal to the full amount of the Bankers Trust Swap Claim, including interest at the default rate and all costs and fees that have accrued or may accrue on the Bankers Trust Swap Claim. From time to time Bankers' Trust may provide the Plan Trustee with a statement showing interest, costs and expenses that have accrued on the Bankers Trust Swap Claim, and, promptly after his receipt of each such statement, the Plan Trustee shall add to the Bankers Trust Swap Claim Reserve an amount equal to the total amount set forth in each statement; provided, however, the Plan Trustee need not reserve for any costs or fees that the Court determines are unreasonable. Notwithstanding any of the foregoing to the contrary, within ten (10) days of the Bankers Trust Swap Claim being determined by Final Order (either by stipulation or adjudication), the Plan Trustee shall pay the full amount of such Allowed Claim as determined by such Final Order.


                                  Plan Page 26

11.12.   Distributions After Disallowance.

         Any Withheld Distribution Amount in the Contested Claims Escrow after any and each objection to a Contested Claim has been resolved by Order of the Bankruptcy Court shall be distributed in accordance with the provisions of the Plan. The Plan Trustee in all things can and shall rely on an order of the Bankruptcy Court fixing the amount of a Claim or disallowing a Claim; the Plan Trustee shall make no further reserve on account of Claim that has been disallowed or reduced by the Bankruptcy Court, unless the effected claimant obtains a stay pending appeal that requires that the Plan Trustee reserve on account of such Claim. In no event shall the reversal or modification on appeal or reconsideration of a Bankruptcy Court order disallowing a Claim affect the validity or require the disgorgement of any distributions having already been made pursuant to the Plan, if such claimant did not obtain a stay pending reconsideration or appeal which required a further reserve.

11.13.   Exculpation and Immunity Regarding Distributions.

         The Plan Trustee and its Representatives, and the Bond Indenture Trustee and its Representatives, from and after the Effective Date, are hereby exculpated by all persons, holders of Claims and Equity Interests, entities and parties-in-interest receiving distributions under the Plan from any and all claims, causes of action and other assertions of liability arising out of the Plan Trustee's and/or the Bond Indenture Trustee's discharge of the powers and duties conferred upon it by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan or applicable law, except solely for actions or omissions arising out of willful misconduct. No current holder of a Claim or an Equity Interest; and no representative thereof, shall have or pursue any claim or cause of action (1) against the Plan Trustee and/or the Bond Indenture Trustee for making payments or taking any action in accordance with the Plan or for implementing the provisions of the Plan or (2) against any holder of a Claim for receiving or retaining payments or other distributions as provided for by the Plan.


                                  Plan Page 27

                                   ARTICLE 12

                      PROCEDURES FOR RESOLVING AND TREATING
                  CONTESTED AND DISPUTED CLAIMS UNDER THE PLAN

12.1.    Objection Deadline.

         As soon as practicable, but in no event later than one year after the Effective Date, unless extended by order of the Bankruptcy Court, objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of each of the Claims to which objections are made; provided, however, that the August 31, 2000, deadline to object to the Bankers Trust Swap Claim shall not be extended or effected by the Plan.

12.2.    Prosecution of Objections.

         On and after the Effective Date, except as the Bankruptcy Court may otherwise order, the filing, litigation, settlement or withdrawal of all objections to claims may be made by the Plan Trustee.

                                   ARTICLE 13

                  PROVISIONS GOVERNING EXECUTORY CONTRACTS AND
                         UNEXPIRED LEASES UNDER THE PLAN

13.1.    Leases.

         The Plan constitutes and incorporates a motion by the Debtor to reject, as of the Confirmation Date, all Leases which were not assumed or assumed and assigned prior to the Effective Date; provided, however, that (1) all software licences, geophysical licences, geological data bases, digital mapping data bases, geological software, and computer databases which were not assigned to the Purchaser are hereby assumed and assigned to the Trust, with no further payments or cure amounts owing by the Debtor or the Trust; and (2) all insurance policies in which the Debtor or the Debtor's property are insured and which were not assigned to the Purchaser are hereby assumed and assigned to the Trust, without prejudice to the Plan Trustee canceling such policies in the Plan Trustee's discretion.

         Provided, however, section 13.1 of the Plan is hereby revised such that by confirmation of the Plan the Court approves the amendment to the Debtor's lease with MRO Southwest, Inc. to be amended pursuant to the terms attached hereto as Exhibit "A." In all other respects section 13.1 remains the same.

13.2.    Bar to Rejection Damages.

         If the rejection of a Lease by the Debtor results in damages to the other party or parties to such Lease, a Claim for such damages, if not heretofore evidenced by a filed proof of Claim, shall be forever barred and shall not be enforceable against the Debtor, the Trust or their respective properties or their agents, successors or assigns, unless a proof of Claim is filed with the Bankruptcy Court and served upon counsel for the Debtor on or before 30 days after the Confirmation Date.


                                  Plan Page 28

                                   ARTICLE 14

                     CONDITIONS PRECEDENT TO EFFECTIVE DATE

14.1     Conditions Precedent to Effective Date of the Plan.

         The occurrence of the Effective Date of the Plan is subject to satisfaction of the following conditions precedent:

         a. All documents effectuating the Plan shall have a. been executed and delivered by the parties thereto, and all conditions to the effectiveness of such documents shall have been satisfied or waived as provided therein; and

         b.       The Confirmation Order shall have become a Final Order.

14.2     Waiver of Conditions.

         The conditions to the Effective Date may be waived, in whole or in part, by the Debtor, at any time, without notice, an order of the Bankruptcy Court or any further action other than proceeding to consummation of the Plan. The failure to satisfy or waive any condition may be asserted by the Debtor regardless of the circumstances giving rise to the failure. The failure of the Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each right shall be deemed an ongoing right that may be asserted at any time.

                                   ARTICLE 15

                            RETENTION OF JURISDICTION

15.1.    Scope of Jurisdiction.

         Pursuant to sections 1334 and 157 of title 28 of the United States Code, the Bankruptcy Court shall retain and have jurisdiction over all matters arising in, arising under and related to the Chapter 11 Case and the Plan pursuant to, and for the purposes of sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

         a. To hear and determine pending applications for a. the assumption or rejection of Leases and the allowance of Claims resulting therefrom;

         b. To hear and determine any and all adversary b. proceedings, applications and contested matters, including any remands of appeals;

         c. To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

         d. To hear and determine any timely objections to or applications concerning Claims or the allowance, classification, priority, estimation or payment of any Claim or Equity Interest;

         e. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed or vacated;


                                  Plan Page 29

         f. To enter and implement such orders as may be necessary or appropriate to execute, interpret, implement, consummate or enforce the Plan and the transactions contemplated thereunder;

         g. To consider any modification of the Plan pursuant to section 1127 of the Bankruptcy Code, to cure any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         h.       To hear and determine all Fee Applications and Fee Claims;

         i. To hear and determine disputes arising in connection with the execution, interpretation, implementation, consummation or enforcement of the Plan;

         j. To enter and implement orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with the consummation or implementation of the Plan, including, without limitation, to issue, administer and enforce injunctions provided for in the Plan and the Confirmation Order;

         k. To recover all assets of the Debtor and property of the estates, wherever located;

         l. To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

         m. To hear and determine any other matter not inconsistent with the Bankruptcy Code and title 28 of the United States Code that may arise in connection with or related to the Plan; and

         n.       To enter a final decree closing the Chapter 11 Cases.

15.2.    Failure of the Bankruptcy Court to Exercise Jurisdiction.

         If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under or related to the Chapter 11 Case, including the matters set forth in Section 15.1 of the Plan, this Article 15 shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

                                   ARTICLE 16

                            MISCELLANEOUS PROVISIONS

16.1.    Setoff and Other Rights.

         In the event that the Debtor has a claim of any nature whatsoever against the holder of a Claim, the Debtor may, but is not required to, setoff against the Claim (and any payments or other distributions to be made in respect of such Claim hereunder), subject to the provisions of section 553 of the Bankruptcy Code. Neither the failure to setoff nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtor of any claim that the Debtor has against the holder of a Claim.


                                  Plan Page 30

16.2.    Terms and Provisions of Directors and Officers Litigation Trust

         The Litigation Trustee shall serve without bond and without compensation.

         The Litigation Trustee shall not be liable for any act he may do or omit to do as Litigation Trustee hereunder or acting in good faith in the exercise of his best judgment, and the fact that such act or omission was advised, directed or approved by the Committee or advised by an attorney acting as attorney for the Directors and Officers Litigation Trust, shall be conclusive evidence of such good faith and best judgment, nor shall the Litigation Trustee be liable in any event except for his own willful misconduct.

         In the event of the death or resignation of the Litigation Trustee, a successor Litigation Trustee shall be appointed by the Committee. The Committee may dismiss the Litigation Trustee, without cause, at any time and name a successor Litigation Trustee. The Litigation Trustee may resign at any time by giving written notice of his intention to do so addressed to the Chairman of the Committee and Committee Counsel and such resignation shall be effective upon the date and time provided in an instrument in writing, signed and acknowledged by the Committee and delivered to the resigning Litigation Trustee, which also names the successor Litigation Trustee.

         A successor Litigation Trustee shall be vested with all the rights, privileges, powers and duties of his predecessor.

         The Directors and Officers Litigation Trust shall become effective upon the Effective Date. Thereupon these Directors and Officers Litigation Trust provisions and Directors and Officers Litigation Trust shall remain and continue in full force and effect until the Directors and Officers Litigation Trust's estate has been wholly converted to cash or abandoned and all costs, expenses and obligations incurred in administering this Directors and Officers Litigation Trust have been fully paid and all remaining income, proceeds and avails of the Directors and Officers Litigation Trust's estate have been remitted to the Trust; the Directors and Officers Litigation Trust shall in no event remain in existence for longer than five years, provided, however, that upon approval of the Court upon a finding that an extension(s) of such five-year term is necessary to the liquidating purpose of the Directors and Officers Litigation Trust, the term of the Directors and Officers Litigation Trust may be extended for a finite term based on its particular facts and circumstances; each further extension must be approved by the Court within 6 months of the beginning of the extended term. Upon the occurrence of the termination of the Directors and Officers Litigation Trust, the Plan Trustee shall file with the Court a report thereof, seeking an order discharging the Litigation Trustee.

16.3.    Injunctions.

         The Confirmation Order shall contain such injunctions as may be necessary and helpful to effectuate the Plan provided herein. Without limiting the generality of the foregoing, such injunction shall include an absolute prohibition from collecting Claims in any manner other than as provided for in the Plan. The injunction shall also prohibit any Utility from seeking or obtaining a security deposit, altering usual billing practices or otherwise refusing or discontinuing services for a period of 18 months after the Effective Date; provided, however, that a Utility will no longer be subject to such injunction in the event that the Trust fails to pay all post-confirmation utility bills to such effected utility no later than 10 days after such bills are due.


                                  Plan Page 31

16.4.    Report Regarding Possible Claims

         Notwithstanding section 6.1, the Plan Trustee shall submit a report to the Bankruptcy Court with respect to its investigation regarding whether or not to pursue claims against Enron Capital & Trade Resources Corp and/or its affiliate, Joint Energy Development Investments II Ltd. Partnership, or Pioneer Natural Resources USA, Inc. The Litigation Trustee shall submit a report to the Bankruptcy Court with respect to its investigation regarding whether or not to pursue claims against the individuals that served as directors of the Debtor from August 1998 and to April 1999.

16.5.    Lawsuits.

         On the Effective Date, all lawsuits, litigations, administrative actions or other proceedings, judicial or administrative, in connection with the assertion of a Claim against the Debtor, shall be dismissed as to the Debtor and the Trust, except proof of claims and/or objections thereto pending in the Bankruptcy Court. Such dismissal shall be with prejudice to the assertion of such Claim in any manner other than as prescribed by the Plan. All parties to any such action shall be enjoined by the Bankruptcy Court in the Confirmation Order from taking any action to impede the immediate and unconditional dismissal of such actions. All lawsuits, litigations, administrative actions or other proceedings, judicial or administrative, in connection with the assertion of a claim(s) by the Debtor against a person shall remain in place only with respect to the claim(s) asserted by the Debtor, and shall become property of the Trust to prosecute, settle or dismiss as the Plan Trustee sees fit.

16.6.    Insurance.

         Confirmation and consummation of the Plan shall have no effect on insurance policies of the Debtor in which the Debtor is or was the insured party; the Trust shall become the insured party under any such policies without the need of further documentation other than the Plan and entry of the Confirmation Order. Each insurance company is prohibited from, and the Confirmation Order shall include an injunction against, denying, refusing, altering or delaying coverage on any basis regarding or related to the Debtor's bankruptcy, the Plan or any provision within the Plan.

16.7.    Release and Exculpation.

         The Committee, the Plan Trustee, the Litigation Trustee, the Plan Trustee Representatives, or the Committee Representatives, or the Litigation Trustee Representatives shall not have or incur any liability to any holder of a Claim or Equity Interest for any act, event or omission in connection with, or arising out of, the Chapter 11 Case, the confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct.

16.8.    De Minimis Distributions.

         No distribution of less than $25.00 shall be required to be made to any holder of an Allowed Claim. Such undistributed amount may be retained by the Trust.

16.9.    Payment of Statutory Fees.

         All fees payable pursuant to section 1930 of title 28 of the United States Code shall be paid through the entry of a final decree in the Chapter 11 Case.


                                  Plan Page 32

16.10.   Bankruptcy Restrictions.

         From and after the Effective Date, the Trust shall no longer be subject to the restrictions and controls provided by the Bankruptcy Code or Rules (e.g., section 363, 364, Rule 9019), the Bankruptcy Court, or the United States Trustee's guidelines. The Plan Trustee may, on behalf of the Trust, compromise claims and controversies post-Effective Date without the need of notice or Bankruptcy Court approval. The Trust may operate the Debtor's business in such manner as is consistent with companies not in bankruptcy without the need of seeking Bankruptcy Court approval with regard to any aspect of the Trust's business. No monthly operating reports will be filed after the Effective Date; however, the Plan Trustee shall provide the U.S. Trustee such financial reports as the U.S. Trustee may reasonably request until the entry of a final decree.

16.11.   Binding Effect.

         The Plan shall be binding upon and inure to the benefit of the Debtor, the holders of Claims, the holders of Equity Interests, and the Plan Trustee, and all of their respective successors and assigns; provided, however, that if the Plan is not confirmed, the Plan shall be deemed null and void and nothing contained herein shall be deemed (i) to constitute a waiver or release of any Claims by the Debtor or any other person, (ii) to prejudice in any manner the rights of the Debtor or any other person or (iii) to constitute any admission by the Debtor or any other person.

16.12.   Governing Law.

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or the law of the jurisdiction of organization of any entity, the internal laws of the State of Texas shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan or the Chapter 11 Cases, including the documents executed pursuant to the Plan.

16.13.   Modification of Plan.

         Modifications of the Plan may be proposed in writing by the Proponent at any time before the Confirmation Date, provided that (a) the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code and (b) the Proponent shall have complied with section 1125 of the Bankruptcy Code. The Plan may be modified at any time after the Confirmation Date and before substantial consummation by the Proponent, provided that (i) the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code, (ii) the Bankruptcy Court, after notice and a hearing, confirms the Plan as modified, under section 1129 of the Bankruptcy Code and (iii) the circumstances warrant such modifications. A holder of a Claim or Equity Interest that has accepted or rejected the Plan shall be deemed to have accepted or rejected, as the case may be, such Plan as modified, unless, within the time fixed by the Bankruptcy Court, such holder changes its previous acceptance or rejection.


                                  Plan Page 33

16.14.   Creditor Defaults.

         Any act or omission by a creditor in contravention of a provision within this Plan shall be deemed an event of default under this Plan. Upon an event of default, the Plan Trustee may seek to hold the defaulting party in contempt of the Confirmation Order. If such creditor is found to be in default under the Plan, such party shall pay the reasonable attorneys' fees and costs of the Plan Trustee in pursuing such matter. Furthermore, upon the finding of such a default by a creditor, the Bankruptcy Court may (a) designate a party to appear, sign and/or accept the documents required under the Plan on behalf of the defaulting party, in accordance with Federal Rules of Civil Procedure, Rule 70, (b) may enforce the Plan by order of specific performance, (c) may award judgment against such defaulting creditor in favor of the Trust in an amount, including interest, to compensate the Trust for the damages caused by such default; and (d) make such other order as may be equitable which does not materially alter the terms of the Plan as confirmed.

16.15.   Severability.

         Should the Bankruptcy Court determine that any provision of the plan is unenforceable either on its face or as applied to any Claim or Equity Interest or transaction, the Proponent may modify the Plan in accordance with Section
16.13 of the Plan so that such provision shall not be applicable to the holder of any Claim or Equity Interest. Such a determination of unenforceability shall not (1) limit or affect the enforceability and operative effect of any other provision of the Plan or (2) require the resolicitation of any acceptance or rejection of the Plan.

16.16.   Closing the Case.

         Upon the Plan being substantially consummated and, upon motion by the Plan Trustee, a final decree entered containing such provisions as may be equitable. The Court may close the case, but retain jurisdiction to hear and decide: any and all pending adversary proceedings, applications and contested matters, including any remands of appeals; any and all pending objections to Claims or the allowance, including with respect to the classification, priority, estimation or payment of any Claim; any and all pending Fee Applications.


                                  Plan Page 34

    DATED:        September 15, 2000
                  Midland, Texas.


                                   COSTILLA ENERGY, INC.

                                   By:     /s/
                                        -------------------------------
                                              Bobby W. Page
                                        Interim Chief Executive Officer

                                   SHEINFELD, MALEY & KAY, P.C.

                                   By:     /s/
                                        -------------------------------
                                              Henry J. Kaim
                                              Samuel M. Stricklin

                                   ATTORNEYS FOR THE DEBTOR


COUNSEL:

Richard T. McMillan
Dan G. LeRoy
COTTON, BLEDSOE, TIGHE
          & DAWSON
500 W. Illinois, Suite 300
Midland, Texas 79701-4337
Telephone: (915) 684-5782
Facsimile: (915) 682-3672